                                               Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 033-58981
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 5, 1998)

                                 $400,000,000

                            The Coastal Corporation
[COASTAL CORPORATION LOGO]
                       $200,000,000 6.20% NOTES DUE 2004

                       $200,000,000 6.50% NOTES DUE 2006
                               ---------------
                  Interest payable on May 15 and November 15
                               ---------------

The Notes due 2004 will mature on May 15, 2004 and the Notes due 2006 will mature on May 15, 2006. We may not redeem the Notes due 2004 or the Notes due 2006 prior to maturity.
                               ---------------

         NOTES DUE 2004 -- PRICE 99.906% AND ACCRUED INTEREST, IF ANY

         NOTES DUE 2006 -- PRICE 99.788% AND ACCRUED INTEREST, IF ANY
                               ---------------

                                                       Underwriting
                                                        Discounts
                                            Price to       and      Proceeds to
                                             Public    Commissions    Company
                                          ------------ ------------ ------------
Per Note Due 2004........................   99.906%       .204%       99.702%
 Total................................... $199,812,000   $408,000   $199,404,000
Per Note Due 2006........................   99.788%       .210%       99.578%
 Total................................... $199,576,000   $420,000   $199,156,000

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the Notes due 2004 and the Notes due 2006 to purchasers on May 12, 1999.

                               ---------------

                          MORGAN STANLEY DEAN WITTER

May 7, 1999

                               TABLE OF CONTENTS

                             Prospectus Supplement

Ratio of Earnings to Fixed Charges......................................... S-3
Use of Proceeds............................................................ S-3
Description of the Notes................................................... S-3
Underwriter................................................................ S-5

                                  Prospectus

Available Information......................................................   2
Incorporation of Documents By Reference....................................   3
The Company................................................................   4
The Trusts.................................................................   4
Use of Proceeds............................................................   5
Accounting Treatment Relating to Trust Securities..........................   5
Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges
 and Preferred Stock Dividends.............................................   5
Description of Debt Securities.............................................   6
Description of Equity Securities...........................................  17
Description of Common Stock Warrants.......................................  23
Description of the Trust Preferred Securities..............................  26
Description of the Trust Preferred Securities Guarantees...................  26
Description of the Subordinated Deferrable Interest Debentures.............  29
Plan of Distribution.......................................................  35
Legal Matters..............................................................  36
Experts....................................................................  36

  You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell the securities, and seeking offers to buy the securities, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement and the date of the accompanying prospectus, regardless of the time of delivery of this prospectus supplement or any sales of the securities. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, references to "we" and the "Company" are to The Coastal Corporation and its consolidated subsidiaries.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth our ratio of earnings to fixed charges, on a consolidated basis, for the periods indicated:

                                                      Year Ended December 31,
                                                   -----------------------------
                                                   1994  1995  1996  1997  1998
                                                   ----- ----- ----- ----- -----
      Ratio....................................... 1.76x 1.73x 2.59x 2.38x 2.62x

  For purposes of calculating the ratio of earnings to fixed charges, "earnings" are computed by adding to earnings from continuing operations the provision for income taxes and fixed charges net of interest capitalized. "Fixed charges" consist of interest plus interest capitalized, subsidiary preferred stock dividends and a portion of operating lease rent expense deemed to be representative of interest.

                                USE OF PROCEEDS

  We intend to use the net proceeds from the sale of the Notes due 2004 and the Notes due 2006 to redeem our 8.75% Senior Notes due May 15, 1999 and to repay floating rate indebtedness, including indebtedness of a subsidiary under a revolving credit facility. The weighted average interest rate on the indebtedness that will be repaid is 6.60% per annum. To the extent not used to repay indebtedness, the net proceeds will be used for general corporate purposes.

                           DESCRIPTION OF THE NOTES

  The Notes due 2004 and the Notes due 2006 are each an issue of the Securities described in the prospectus that follows. The Notes due 2004 and the Notes due 2006 will each be issued as a separate series of Securities under an Indenture dated as of February 24, 1997, as supplemented, between the Company and Harris Trust and Savings Bank, as Trustee. The Notes due 2004 are limited to $200,000,000 in aggregate principal amount and the Notes due 2006 are limited to $200,000,000 in aggregate principal amount. The Notes due 2004 will mature on May 15, 2004 and the Notes due 2006 will mature on May 15, 2006. The Notes may not be redeemed prior to their stated maturity. The Notes constitute Senior Debt Securities as described in the prospectus. In addition to the Notes, we may issue from time to time other series of Securities under the Indenture consisting of notes, debentures or other evidences of indebtedness. Such other series will be separate from and independent of the Notes. The following description of the terms of the Notes supplements and modifies the description of the general terms of the Securities set forth in the prospectus, which we request that you read. Reference herein to "Notes" refers to the Notes due 2004 and the Notes due 2006.

Payment of Principal and Interest

  We will pay interest on the Notes at the rates set forth on the cover page of this prospectus supplement on May 15 and November 15. The first interest payment date is November 15, 1999. Interest will accrue on the Notes from May 12, 1999.

  We will wire principal and interest payments to DTC's (as defined) nominee as registered owner thereof. We and the Trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we and the Trustee will have no direct responsibility or liability to pay amounts due on the securities to owners of beneficial interests in the global securities.

  It is DTC's current practice, upon receipt of any payment of principal or interest, to credit its participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payment by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name". However, these payments will be the responsibility of the participants and not of DTC, the Trustee, or us.

Book-Entry Only Form and Procedures

  We will issue the Notes in book-entry only form, which means that they will be represented by one or more permanent global certificates registered in the name of The Depository Trust Company, or DTC, New York, New York, or its nominee. We will refer to this form here as "book-entry only."

  One or more global securities will be issued to DTC or its nominee. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant would then keep a record of its clients who purchased the securities. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

  Under book-entry only, we will not issue certificates to individual holders of the Notes or register the ownership interests in the Notes of such individual holders. Beneficial interests in global securities will be shown on, and transfers of interests in the global securities will be made only through, records maintained by DTC and its participants.

  DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for its participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. The rules that apply to DTC and its participants are on file with the SEC.

  DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

  Notes represented by a global security would be exchangeable for Note certificates with the same terms in authorized denominations only if:

  (i) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law; or

  (ii) we instruct the Trustee that the global security is now exchangeable;
       or

  (iii) an event of default has occurred and is continuing.

  DTC management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and interest payments, to securityholders, book-entry deliveries and settlement of trades within DTC continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's participants and third-party vendors, from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information or the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting, and will continue to contact, third-party vendors from whom DTC acquires services to impress upon them the importance of their services being Year 2000 compliant and to determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing contingency plans that it deems appropriate.

  According to DTC, the foregoing information with respect to DTC has been provided to its participants and those other members for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                                  UNDERWRITER

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof, Morgan Stanley & Co. Incorporated, as underwriter, has agreed to purchase, and we have agreed to sell to the underwriter, $200,000,000 principal amount of Notes due 2004 and $200,000,000 principal amount of Notes due 2006.

  The Underwriting Agreement provides that the obligation of the underwriter to pay for and accept delivery of the Notes is subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all the Notes if any are taken.

  The underwriter proposes to offer the Notes directly to the public initially at the respective public offering prices, set forth on the cover page hereof. They will also offer the Notes to certain dealers at a price that represents a concession not in excess of .175% of the principal amount in the case of Notes due 2004 and .200% in the case of the Notes due 2006. The underwriter may allow, and such dealers may reallow, a concession not in excess of .102% of the principal amount in the case of the Notes due 2004 and .105% in the case of the Notes due 2006 to certain other dealers. After the initial offering of the Notes, the offering prices, and the other selling terms may from time to time be varied by the underwriter.

  We have agreed to indemnify the underwriter against certain liabilities, including under the Securities Act of 1933.

  We do not intend to apply for listing of the Notes on a national securities exchange, but have been advised by the underwriter that it presently intends to make a market in the Notes as permitted by applicable laws and regulations. The underwriter is not obligated, however, to make a market in the Notes and any such market making may be discontinued at any time at the sole discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

  In order to facilitate the offering of the Notes, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriter may over-allot in connection with the offering, creating a short position in the Notes for its own account. In addition, to cover over-allotments or to stabilize the price of the Notes, the underwriter may bid for, and purchase, Notes in the open market. Finally, the underwriter may reclaim selling concessions allowed to a dealer for distributing Notes in the offering, if the underwriter repurchases previously distributed Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

  From time to time, the underwriter has acted as financial advisor to us and has received customary compensation for such services.

PROSPECTUS                  The Coastal Corporation

[LOGO OF                        Debt Securities
COASTAL CORP.                   Preferred Stock
APPEARS HERE]                    Common Stock
                             Common Stock Warrants
                  Subordinated Deferrable Interest Debentures

                                ---------------
                              Coastal Finance II
                              Coastal Finance III
                          Trust Preferred Securities
                                 guaranteed by
                            The Coastal Corporation
                                ---------------
  The Coastal Corporation ("Coastal" or the "Company") may from time to time offer (i) its unsecured senior debt securities (the "Senior Debt Securities"),
(ii) its unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be convertible into shares of common stock, par value 33 1/3c per share of the Company (the "Common Stock"), (iii) shares of its preferred stock, par value 33 1/3c per share (the "Preferred Stock"), which may be convertible into shares of Common Stock or exchangeable for Debt Securities, (iv) shares of its Common Stock, (v) warrants to purchase shares of its Common Stock (the "Common Stock Warrants"); (vi) its unsecured subordinated deferrable interest debentures (the "Subordinated Deferrable Interest Debentures") and (vii) the Trust Preferred Securities Guarantees (as defined below).
  Coastal Finance II and Coastal Finance III (each, a "Trust"), each a statutory business trust formed under the laws of Delaware, may from time to time offer preferred securities evidencing preferred undivided beneficial interests in the assets of the respective Trust ("Trust Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities of each of the Trusts, out of moneys held by each of the Trusts, and payments on liquidation, redemption or otherwise with respect to such Trust Preferred Securities will be guaranteed by the Company as described herein (each, a "Trust Preferred Securities Guarantee"). The Company's obligations under the Trust Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of the Company and pari passu (equally and ratably) with the most senior preferred stock issued by the Company and with any guarantee that may be entered into by the Company in respect of any preferred stock of any subsidiary or affiliate of the Company. Subordinated Deferrable Interest Debentures may be issued and sold from time to time in one or more series by the Company to a Trust in connection with the investment of the proceeds from the offering of Trust Preferred Securities and Trust Common Securities (as defined herein) of such Trust. The Subordinated Deferrable Interest Debentures subsequently may be distributed pro rata to holders of Trust Preferred Securities and Trust Common Securities in connection with the termination of such Trust upon the occurrence of certain events as may be described in the Prospectus Supplement. The Preferred Stock and the Common Stock are collectively referred to as the "Equity Securities," and the Debt Securities, the Equity Securities, the Trust Preferred Securities, the Trust Preferred Securities Guarantee, the Subordinated Deferrable Interest Debentures and the Common Stock Warrants are collectively referred to as the "Securities."
  The Securities offered pursuant to this Prospectus may be offered separately or together in one or more series up to an aggregate public offering price of $600,000,000 (or the equivalent thereof in foreign currency or currency units) at individual prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").
  The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and, among other things, will include, where applicable, (i) in the case of Debt Securities or Subordinated Deferrable Interest Debentures, the specific designation, aggregate principal amount offered, ranking, rate or rates of interest or the provisions for determining such rate or rates and the time of payment thereof, maturity, currency of payment, terms relating to redemption (whether mandatory, at the option of the Company or the holder), terms for sinking fund payments, terms for conversion into Common Stock, additional covenants and the initial public offering price, (ii) in the case of shares of Preferred Stock or Trust Preferred Securities, the number of shares, specific title and stated value, any dividend, liquidation, redemption, conversion, exchange, voting and other rights and restrictions and the initial public offering price, (iii) in the case of shares of Common Stock, the number of shares of Common Stock and the terms of the offering and sale thereof and (iv) in the case of Common Stock Warrants, the duration, aggregate amount, exercise price and initial public offering price.
  The applicable Prospectus Supplement will also contain information, where applicable, about certain U.S. Federal income taxes, accounting and other considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.
  The Securities may be sold directly by the Company or the applicable Trust, through agents designated by the Company or the applicable Trust from time to time or through underwriters or dealers designated by the Company or the applicable Trust from time to time. If any agents of the Company or the applicable Trust or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable agent's commission, dealer's purchase price or underwriter's discount will be as set forth in or may be calculated from the applicable Prospectus Supplement. The net proceeds to the Company or the applicable Trust, as the case may be, from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer or the public offering price of such Securities less such discount in the case of an underwriter and less, in each case, other attributable issuance expenses. See "Plan of Distribution" for indemnification arrangements for agents, dealers and underwriters.

                                ---------------
 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION  NOR HAS THE
     SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMIS-
       SION PASSED UPON  THE ACCURACY  OR ADEQUACY  OF THIS PROSPECTUS.
        ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------
                 The date of this Prospectus is August 5, 1998

                             AVAILABLE INFORMATION

  The Trusts and the Company have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") relating to the Debt Securities, the Subordinated Deferrable Interest Debentures, the Equity Securities, the Trust Preferred Securities and the Trust Preferred Securities Guarantees.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon the payment of fees prescribed by the Commission. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Reports, proxy statements, information statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc. located at 20 Broad Street, New York, New York 10005.

  This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments, exhibits and schedules thereto, the "Registration Statement"), of which this Prospectus is a part, which Coastal has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained herein concerning the provisions of any contract or other document are necessarily summaries of such contracts or documents, and each statement is qualified in its entirety by reference to the copy of the applicable contract or document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission and may be obtained, upon payment of fees prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

  No separate financial statements of the Trusts have been included herein. The Company does not believe that such financial statements would be material to holders of the Trust Preferred Securities because (i) all of the voting securities of the Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trusts have no independent operations and exist for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the applicable Trust and investing the proceeds thereof in the Subordinated Deferrable Interest Debentures issued by the Company and (iii) the obligations of the Trusts under the Trust Securities are fully and unconditionally guaranteed by the Company to the extent that the Trust has funds available to meet such obligations. See "The Trusts," "Description of the Trust Preferred Securities," "Description of the Trust Preferred Securities Guarantees" and "Description of the Subordinated Deferrable Interest Debentures." The Trusts intend to not file separate reports under the Exchange Act but must apply for and be granted relief by the Commission to avoid the requirement to file such reports.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  Coastal hereby incorporates in this Prospectus by reference the following documents, which have been filed by Coastal with the Commission pursuant to the Exchange Act (File No. 1-7176):

    1. Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Annual Report");

    2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

    3. Current Report on Form 8-K dated May 4, 1998; and

    4. Current Report on Form 8-K dated June 3, 1998.

  All reports and any definitive proxy or information statements filed by Coastal pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person, including any beneficial owner, receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to The Coastal Corporation, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995, Attention:
Corporate Secretary, telephone number: (713) 877-1400.

                                  THE COMPANY

  Coastal, acting through its subsidiaries, is a diversified energy holding company with subsidiary operations in natural gas gathering, marketing, processing, storage and transmission; petroleum refining, marketing and distribution and chemicals; gas and oil exploration and production; coal mining; and power. The Company was incorporated under the laws of Delaware in 1972 to become the successor parent, through a corporate restructuring, of a corporate enterprise founded in 1955. The Company's principal office is located at Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995 (telephone number (713) 877-1400).

                                  THE TRUSTS

  Each of Coastal Finance II and Coastal Finance III is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust, executed by the Company, as sponsor for such trust (the "Sponsor"), and the Trustees (as defined herein) as of that date of such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. The declaration of trust of each Trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust exists for the exclusive purposes of (i) issuing and selling the Trust Preferred Securities representing preferred undivided beneficial interests in the assets of such Trust and Trust Common Securities representing common undivided beneficial interests in the assets of such Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be directly or indirectly owned by the Company. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Company will, directly or indirectly, acquire Trust Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Trust. Each Trust has a term of approximately 55 years, but may earlier terminate as provided in the applicable Declaration. Each Trust's business and affairs will be conducted by the trustees (the "Trustees") appointed by the Company, as the direct or indirect holder of all the Trust Common Securities. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of a Trust. The duties and obligations of such Trustees shall be governed by the Declaration of such Trust, the Trust Indenture Act and the Trust Act. A majority of the Trustees (the "Regular Trustees") of each Trust will be persons who are employees or officers of or affiliated with the Company. One Trustee of each Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, another Trustee of each Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trusts and the offering of Trust Securities. The office of the Delaware Trustee for each Trust in the State of Delaware is The Bank of New York (Delaware) 400 White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each Trust shall be c/o The Coastal Corporation, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995 (telephone number (713) 877-1400).

                                USE OF PROCEEDS

  Except as otherwise provided in an applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used to repay short-term borrowings and for the repayment of borrowings under various credit agreements, including short-term borrowings and credit agreements of subsidiaries, and for other general corporate purposes. Prior to such uses, the net proceeds from the sale of Securities will be invested in certificates of deposit or other highly liquid investments with short-term maturities.

               ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

  The financial statements of each Trust that has issued Trust Securities will be consolidated with the Company's financial statements, with the Trust Preferred Securities of each Trust shown on the Company's consolidated financial statements as Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debt securities of the Company. The Company's financial statements will include a footnote that discloses, among other things, that the sole asset of each Trust included therein consists of Subordinated Deferrable Interest Debentures of the Company, and will specify the designation, principal amount, interest rate and maturity date of such Subordinated Deferrable Interest Debentures.

 RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

  A description of the Company's ratio of earnings to fixed charges or earnings to combined fixed charges and preferred stock dividends, as applicable, on a consolidated basis, will appear in an applicable Prospectus Supplement.

                        DESCRIPTION OF DEBT SECURITIES

  Debt Securities may be issued from time to time under one or more indentures, each dated as of a date on or prior to the issuance of the Debt Securities to which it relates. Senior Debt Securities and Subordinated Debt Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "Indenture" and collectively as the "Indentures." Each Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture, including the definitions therein of certain terms and those terms made part of such Indenture by reference to the TIA, as in effect on the date of such Indenture, and to such Debt Securities. Certain capitalized terms used below and not defined have the respective meanings assigned to them in the applicable Indenture.

Terms

  The Debt Securities will be unsecured obligations of the Company. The Indebtedness represented by (i) Senior Debt Securities will rank pari passu in right of payment with all other unsecured and unsubordinated Indebtedness of the Company and (ii) Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of the Company. See "--Ranking of Debt Securities." The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in such Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable U.S. Federal income tax considerations. Accordingly, for a description of the terms of any Series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

  Each Indenture will provide for the issuance by the Company from time to time of its Debt Securities in one or more Series. The aggregate principal amount of Debt Securities which may be issued under each Indenture will be unlimited and each Indenture will set forth the specific terms of any Series of Debt Securities or provide that such terms shall be set forth in, or determined pursuant to, an Authorizing Resolution and/or a supplemental indenture, if any, relating to such Series.

  The specific terms of each Series of Debt Securities will be set forth in the applicable Prospectus Supplement relating thereto, including the following, as applicable:

    1. the title of such Debt Securities and whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

    2. the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

    3. the price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such Debt Securities that is convertible into Common Stock or the method by which any such portion shall be determined;

    4. if convertible into Common Stock, the terms on which such Debt Securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such shares of Common Stock for purposes of conversion;

    5. the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable and, if applicable, the terms on which such maturity may be extended;

    6. the rate or rates (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

    7. the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

    8. the place or places where the principal of and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

    9. the period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

    10. the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any Sinking Fund (as defined in the applicable Indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

    11. if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

    12. whether the amount of payments of principal of or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

    13. whether the principal of or interest, if any, on the Debt Securities of the Series are to be payable, at the election of the Company or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

    14. provisions, if any, granting special rights to the holders of Debt Securities of the Series upon the occurrence of such events as may be specified;

    15. any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Debt Securities of the Series, whether or not such Events of Default (as defined below) or covenants are consistent with the Events of Default or covenants described herein;

    16. whether Debt Securities of the Series are to be issuable initially in temporary global form and whether any Debt Securities of the Series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for Debt Securities of such Series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable Indenture, and, if Debt Securities of the Series are to be issuable as a Global Security (as defined below), the identity of the depository for such Series;

    17. the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable Indenture to the Debt Securities of the Series; and

    18. any other terms of the Series (which terms shall not be inconsistent with the provisions of the Indenture under which the Debt Securities are issued).

  If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, all material U.S. Federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Except as may be set forth in the applicable Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Company to incur Indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company or in the event of a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

  Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of each Series will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof, or in such other currencies or denominations as may be set forth in the applicable Indenture or specified in, or pursuant to, an Authorizing Resolution and/or supplemental indenture, if any, relating to such Series of Debt Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of and interest, if any, on any Series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities.

  Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any Series will be exchangeable for any authorized denomination of other Debt Securities of the same Series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the Trustee or at the office of any registrar designated by the Company for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any Series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the Trustee or at the office of any registrar designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. The Company may act as registrar and may change any registrar without notice.

Certain Covenants

  The applicable Prospectus Supplement will describe any material covenants in respect of a Series of Debt Securities that are not described in this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, Senior Debt Securities will include the covenants described below.

 Definitions

  "Attributable Debt" will mean, with respect to any Sale and Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the Company, be extended).

  "Consolidated Net Tangible Assets" will mean the total assets appearing on a consolidated balance sheet of the Company and its Subsidiaries, less, without duplication: (i) current liabilities; (ii) reserves for estimated rate refunds pending the outcome of a rate proceeding to the extent such refunds have not been finally determined; (iii) all intangible assets; and (iv) deferred income tax assets.

  "Funded Debt" will mean all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such Indebtedness may also conform to the definition of Short-Term Borrowing (as defined in the applicable Indenture).

  "Indebtedness" will mean (i) any liability of any person (a) for borrowed money, (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, or (c) for the payment of money relating to a Capitalized Lease Obligation (as defined in the applicable Indenture); (ii) any guarantee by any person of any liability of others described in the preceding clause (i); and (iii) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses
(i) and (ii) above.

  "Lien" will mean any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind.

  "Principal Domestic Property of the Company" will mean any property, plant, equipment or facility of the Company which is located in the United States or any territory or political subdivision thereof, except any property which the Board of Directors or management of the Company shall determine to be not material to the business or operations of the Company and its Subsidiaries, taken as a whole.

  "Sale and Leaseback Transaction" will have the meaning set forth in the "Restrictions on Sales and Leasebacks" covenant described below.

  "Significant Subsidiary" will mean a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

    (a) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years;

    (b) the Company's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

    (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.

  "Stated Maturity" when used with respect to any security or any installment of interest thereon will mean the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

  "Subsidiary" will mean (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and a Subsidiary (or Subsidiaries) of the Company or by a Subsidiary (or Subsidiaries) of the Company or (ii) any person (other than a corporation) in which the Company, a Subsidiary (or Subsidiaries) of the

Company or the Company and a Subsidiary (or Subsidiaries) of the Company, directly or indirectly, at the date of determination thereof has at least majority ownership interest; provided, however, that no corporation shall be deemed a Subsidiary until the Company, a Subsidiary (or Subsidiaries) of the Company or the Company and a Subsidiary (or Subsidiaries) of the Company acquires more than 50% of the outstanding voting stock thereof and has elected a majority of its board of directors.

 Restrictions on Liens

  The Company will not incur, create, assume or otherwise become liable with respect to any Indebtedness secured by a Lien, or guarantee any Indebtedness with a guarantee which is secured by a Lien, on any Principal Domestic Property of the Company or any shares of stock or Indebtedness of any Significant Subsidiary, without effectively providing that the Debt Securities of each Series (together with, if the Company shall so determine, any other Indebtedness of the Company then existing or thereafter created ranking equally with the Debt Securities of each Series) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Indebtedness, so long as such secured Indebtedness shall be so secured; provided, however, that this covenant will not apply to Indebtedness secured by: (a) Liens existing on the date of the Indenture; (b) Liens in favor of governmental bodies to secure progress, advance or other payments; (c) Liens existing on property, shares of stock or Indebtedness at the time of acquisition thereof (including acquisition through lease, merger or consolidation) or Liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any Indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price thereof; (d) Liens securing Indebtedness in an aggregate amount which, at the time of incurrence and together with all outstanding Attributable Debt in respect of Sale and Leaseback Transactions permitted by clause (y) in the "Restrictions on Sales and Leasebacks" covenant, does not exceed ten percent of the Consolidated Net Tangible Assets of the Company; (e) Liens securing Indebtedness other than Funded Debt; and (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) through (e) inclusive; provided that such extension, renewal or replacement of such Lien is limited to all or any part of the same property, shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property), and that such secured Indebtedness at such time is not increased.

 Restrictions on Sales and Leasebacks

  The Company will not sell or transfer any Principal Domestic Property of the Company, with the Company taking back a lease of such Principal Domestic Property of the Company (a "Sale and Leaseback Transaction"), unless (i) such Principal Domestic Property of the Company is sold within 360 days from the date of acquisition of such Principal Domestic Property of the Company or the date of the completion of construction or commencement of full operations of such Principal Domestic Property of the Company, whichever is later, or (ii) the Company, within 120 days after such sale, applies or causes to be applied to the retirement of Funded Debt of the Company or any Subsidiary (other than Funded Debt of the Company which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the Debt Securities of each Series) an amount not less than the greater of (A) the net proceeds of the sale of such Principal Domestic Property of the Company or (B) the fair value (as determined in any manner approved by the Board of Directors) of such Principal Domestic Property of the Company. The provisions of this covenant shall not prevent a Sale and Leaseback Transaction (x) if the lease entered into by the Company in connection therewith is for a period, including renewals, of not more than 36 months or (y) if the Company would, at the time of entering into such Sale and Leaseback Transaction, be entitled, without equally and ratably securing the Debt Securities, to create or assume a Lien on such Principal Domestic Property of the Company securing Indebtedness in an amount at least equal to the Attributable Debt in respect of such Sale and Leaseback Transaction pursuant to clause (d) above in the "Restrictions on Liens" covenant.

Merger, Consolidation or Sale of Assets

  The Company shall not consolidate with or merge with or into any other corporation or transfer all or substantially all of its property and assets as an entirety to any person, unless (i) either the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety are transferred is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia which expressly assumes all of the obligations of the Company under each Series of Debt Securities and the Indenture with respect to each such Series and (ii) immediately before and immediately after giving effect to such transaction, no Event of Default and no event which, after notice or passage of time or both, would become an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company or any other Subsidiary or Subsidiaries.

Ranking of Debt Securities

 Senior Debt Securities

  The Senior Debt Securities will constitute unsecured senior obligations of the Company and will rank pari passu in right of payment with all other Senior Indebtedness (as defined below) of the Company. However, the Senior Debt Securities will be effectively subordinated in right of payment to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness and will be effectively subordinated to all indebtedness of the Company's Subsidiaries and all mandatory redemption preferred stock of the Company's Subsidiaries. Except as otherwise set forth in the applicable Senior Indenture or specified in an Authorizing Resolution and/or supplemental indenture, if any, relating to a Series of Senior Debt Securities to be issued, there will be no limitations in any Senior Indenture on the amount of additional Indebtedness which may rank pari passu with the Senior Debt Securities or on the amount of Indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of the Company's Subsidiaries; provided, however, that the incurrence of secured Indebtedness by the Company is subject to the limitations set forth in the "Restrictions on Liens" covenant.

 Subordinated Debt Securities

  The Subordinated Debt Securities will constitute unsecured obligations of the Company. Unless otherwise provided in the applicable Prospectus Supplement, the payment of principal of, interest on and all other amounts owing in respect of the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all Senior Indebtedness of the Company. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the Subordinated Debt Securities, or for the acquisition of any of the Subordinated Debt Securities for cash, property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Company or any other person on its or their behalf with respect to any principal of, interest on or other amounts owing in respect of the Subordinated Debt Securities or to acquire any of the Subordinated Debt Securities for cash, property or otherwise.

  In addition, if any other event of default occurs and is continuing with respect to any Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Senior Indebtedness, permitting the holders of such Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative (as defined in the applicable Indenture) for the respective issue of Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Senior Indebtedness terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other person on its behalf shall (x) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the Subordinated Debt Securities or (y) acquire any of the Subordinated Debt Securities for cash, property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Subordinated Debt Securities was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

  The Subordinated Indentures will not restrict the amount of Senior Indebtedness or other Indebtedness of the Company or any Subsidiary. As a result of the foregoing provisions, in the event of the Company's insolvency, holders of the Subordinated Debt Securities may recover ratably less than general creditors of the Company.

  "Senior Indebtedness" will be defined in each Subordinated Indenture as Indebtedness of the Company, whether outstanding on the date of issue of any Subordinated Debt Securities or thereafter created, incurred, assumed or guaranteed by the Company, other than the following: (i) any Indebtedness as to which, by the terms of the instrument creating or evidencing such Indebtedness, it is expressly provided that such Indebtedness is subordinated in right of payment to all Indebtedness of the Company not expressly subordinated to such Indebtedness, (ii) any Indebtedness which, by its terms, expressly refers to the Subordinated Debt Securities and states that such Indebtedness shall not be senior, shall be pari passu or shall be subordinated in right of payment to the Subordinated Debt Securities, (iii) the Subordinated Debt Securities of the same or another Series and (iv) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods, materials and services purchased in the ordinary course of business.

Discharge

  Unless otherwise provided in the applicable Prospectus Supplement, the Company generally may terminate its obligations under any Series of Debt Securities and the Indenture with respect to such Series, at any time, (a) by delivering all outstanding Debt Securities of such Series to the Trustee for cancellation and paying all sums payable by it under such Debt Securities and the Indenture with respect to such Series or (b) after giving notice to the Trustee of its intention to defease all of the Debt Securities of such Series, by irrevocably depositing with the Trustee or a paying agent (other than the Company or a Subsidiary) (i) in the case of any Debt Securities of any Series denominated in U.S. dollars, cash or U.S. Government Obligations sufficient to pay all principal of and interest on such Debt Securities and (ii) in the case of any Debt Securities of any Series denominated in any currency other than U.S. dollars, an amount of the Required Currency sufficient to pay all principal of and interest on such Debt Securities; provided, however, that if such irrevocable deposit pursuant to (b) above is made on or prior to one year from the Stated Maturity for payment of principal of such Series of Debt Securities, the Company shall have delivered to the Trustee either an opinion of counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that holders of such Debt Securities (i) will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit (and the defeasance contemplated in connection therewith) and (ii) will be subject to Federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred.

Modification and Waiver

  Modification and amendment of an Indenture will be permitted to be made by the Company and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of all Series affected thereby (voting as a single class); provided, however, that such modification or amendment may not, without the consent of each holder of the Debt Securities affected thereby, (i) change the Stated Maturity of the principal of or any installment of interest with respect to the Debt Securities; (ii) reduce the principal amount of, or the rate of interest on, the Debt Securities; (iii) change the currency of payment of principal of or interest on the Debt Securities; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities; (v) reduce the above-stated percentage of holders of the Debt Securities of any Series necessary to modify or amend the Indenture relating to such Series;
(vi) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive any covenant or past default; (vii) in the case of any Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Debt Securities of any Series then outstanding; or (viii) in the case of any convertible Debt Securities, adversely affect the right to convert the Debt Securities into Common Stock in accordance with the provisions of the applicable Indenture. Holders of not less than a majority in principal amount of the outstanding Debt Securities of all Series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by the Company with any provision of the Indenture relating to such Debt Securities (subject to the immediately preceding sentence); provided, however, that, (i) without the consent of each holder of Debt Securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any Debt Security and (ii) only the holders of a majority in principal amount of Debt Securities of a particular Series may waive compliance with a provision of the Indenture relating to such Series or the Debt Securities of such Series having applicability solely to such Series.

Events of Default and Notice Thereof

  Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the following events are "Events of Default" with respect to any Series of Debt Securities issued thereunder: (i) failure of the Company to pay interest on any Debt Securities of such Series within 30 days of when due or principal of any Debt Securities of such Series when due (including any Sinking Fund installment); (ii) failure to perform any other agreement contained in the Debt Securities of such Series or the Indenture relating to such Series (other than an agreement relating solely to another Series of Debt Securities) for 60 days after notice; (iii) certain events of bankruptcy, insolvency or reorganization with respect to the Company. Additional or different Events of Default, if any, applicable to the Series of Debt Securities in respect of which this Prospectus is being delivered will be specified in the applicable Prospectus Supplement.

  Each Indenture will provide that the Trustee under such Indenture shall, within 75 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any Series of Debt Securities actually known to it, give to the holders of such Debt Securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the Debt Securities of such Series or in the payment of any Sinking Fund installment, the Trustee for such Series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such Debt Securities. Each Indenture will require the Company to certify to the Trustee under such Indenture quarterly as to whether any default exists.

  In case an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization) with respect to any Series of Debt Securities shall occur and be continuing, the Trustee for such

Series or the holders of at least 25% in aggregate principal amount of the Debt Securities of such Series then outstanding, by notice in writing to the Company (and to the Trustee for such Series if given by the holders of the Debt Securities of such Series), will be entitled to declare all unpaid principal of and accrued interest on such Debt Securities then outstanding to be due and payable immediately. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, all unpaid principal of and accrued interest on all Debt Securities of such Series then outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee for such Series or the holders of any Debt Securities of such Series. Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the Debt Securities of such Series) may be waived by the holders of a majority in principal amount of the Debt Securities of such Series then outstanding upon the conditions provided in the applicable Indenture.

  Each Indenture will provide that no holder of the Debt Securities of any Series issued thereunder may pursue any remedy under such Indenture unless the Trustee for such Series shall have failed to act after, among other things, notice of an Event of Default and request by holders of at least 25% in principal amount of the Debt Securities of such Series of which the Event of Default has occurred and the offer to the Trustee for such Series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such Debt Securities.

Conversion Rights

  The terms and conditions, if any, upon which the Debt Securities of any Series will be convertible into Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such Series of Debt Securities or at the option of the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Series of Debt Securities.

The Trustee

  The Trustee for each Series of Debt Securities will be Harris Trust and Savings Bank. Each Indenture will contain certain limitations on a right of the Trustee thereunder, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

  The holders of a majority in principal amount of all outstanding Debt Securities of a Series (or if more than one Series is affected thereby, of all Series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee for such Series or all such Series so affected.

  In case an Event of Default shall occur (and shall not be cured) under any Indenture relating to a Series of Debt Securities and is actually known to a responsible officer of the Trustee for such Series, such Trustee shall exercise such of the rights and powers vested in it by such Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders of Debt Securities unless they shall have offered to the Trustee security and indemnity satisfactory to it.

Governing Law

  The Indenture and the Debt Securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

  The Debt Securities of any Series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such Series. Global Securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as Depository. Global Securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

  The specific terms of the depository arrangement with respect to any Series of Debt Securities will be described in the Prospectus Supplement relating to such Series. The Company expects that unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depository arrangements.

  Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered directly by the Company. Ownership of beneficial interests in such Global Security will be limited to Participants or persons that may hold interests through Participants.

  The Company expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any Global Security with respect to which DTC is the Depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its Participants relating to beneficial ownership interests in the Debt Securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

  So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Beneficial owners of Debt Securities evidenced by a Global Security will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the Trustee thereunder. Accordingly, each person owning a beneficial interest in a Global Security with respect to which DTC is the Depository must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interests, to exercise any rights of a holder under the applicable Indenture. The Company understands that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, DTC would authorize the Participants holding the relevant beneficial interest to give or take such action, and such Participants would authorize beneficial owners through such Participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal of, and any interest on, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to or at the direction of the Depository or its nominee, as the case may be, as the registered owner of the Global Security under the applicable Indenture. Under the terms of the applicable Indenture, the Company and the Trustee may treat the persons in whose name Debt Securities, including a Global Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Debt Securities (including principal and interest). The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such Participants. Redemption notices with respect to any Debt Securities represented by a Global Security will be sent to the Depository or its nominee. If less than all of the Debt Securities of any series are to be redeemed, the Company expects the Depository to determine the amount of the interest of each Participant in such Debt Securities to be redeemed to be determined by lot. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining any records with respect thereto.

  Neither the Company nor the Trustee will be liable for any delay by the holders of a Global Security or the Depository in identifying the beneficial owners of Debt Securities and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a Global Security or the Depository for all purposes. The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  If a Depository for any Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

                       DESCRIPTION OF EQUITY SECURITIES

GENERAL

  The Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") provides that the aggregate number of shares of all classes of stock that the Company has authority to issue is 302,700,000 shares, consisting of 250,000,000 shares of Common Stock, 50,000,000 shares of Preferred Stock and 2,700,000 shares of Class A common stock, par value
33 1/3c per share ("Class A Common Stock").

  As of March 31, 1998, the issued and outstanding Common Stock, Class A Common Stock and Preferred Stock of the Company, adjusted to give effect to the two-for-one split in Common Stock as of record date May 29, 1998, was as follows:

                         CLASS OF STOCK                            SHARES
                         --------------                            ------
Common Stock.................................................... 211,994,674
Class A Common Stock............................................     362,988
Preferred Stock:
  $1.19 Cumulative Convertible Preferred Stock, Series A
   ("Series A Preferred Stock").................................      57,537
  $1.83 Cumulative Convertible Preferred Stock, Series B
   ("Series B Preferred Stock").................................      66,636
  $5.00 Cumulative Convertible Preferred Stock, Series C
   ("Series C Preferred Stock").................................      29,204
  $2.125 Cumulative Preferred Stock, Series H ("Series H
   Preferred Stock")............................................   8,000,000/1/

  All issued and outstanding shares are fully-paid and non-assessable.
--------
/1/ Series H redeemed in full on April 15, 1998.

PREFERRED STOCK

 Terms

  The following description of the Preferred Stock summarizes certain general terms and provisions of each series of Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of a particular series of Preferred Stock will be summarized in the Prospectus Supplement relating to such series. The summaries of the terms of the Preferred Stock below and in any Prospectus Supplement do not, and will not, purport to be complete and are subject to, and qualified in their entirety by reference to, the Company's Certificate of Incorporation and the certificate of designation establishing a series of Preferred Stock (each, a "Certificate of Designation"), each of which will be filed with the Commission at or prior to the time of the sale of such series of Preferred Stock.

  The Board of Directors is authorized to provide for issuance of the Preferred Stock of the Company from time to time, in one or more series, and to fix the dividend rate, conversion or exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and qualifications, limitations and restrictions thereof with respect to each series.

  An applicable Prospectus Supplement will set forth or describe other specific terms regarding each series of Preferred Stock offered thereby, including:

    1. the title and stated value of such Preferred Stock;

    2. the number of shares of such Preferred Stock offered, the liquidation preference per share and the initial offering price of such Preferred Stock;

    3. the dividend rate, period and/or payment date, or method of calculation thereof, applicable to such Preferred Stock;

    4. the date from which dividends on such Preferred Stock shall accumulate, if applicable;

    5. the provision for a sinking fund, if any, for such Preferred Stock;

    6. the provision for redemption, if applicable, of such Preferred Stock;

    7. any listing of such Preferred Stock on any securities exchange;

    8. the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock or exchangeable for Debt Securities, including the conversion price or exchange rate, as the case may be (or the manner of calculation thereof);

    9. a discussion of Federal tax considerations applicable to such Preferred Stock;

    10. the relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

    11. any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series or Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

    12. the voting powers, if any, of such Preferred Stock, in addition to those set forth below; and

    13. any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

 Dividends

  The holders of the Preferred Stock of each series shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of the funds of the Company legally available therefor, cash dividends at the annual rate and on such dates as shall be set forth in the Prospectus Supplement relating to such series. Each such dividend shall be paid to the holders of record of shares of such series on such record date as shall be fixed by the Board of Directors of the Company.

  If dividends are not paid in full or declared in full and a sum set apart for the payment thereof upon the Preferred Stock of a series and any other Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other Preferred Stock ranking on a parity as to dividends shall be declared pro rata so that in all cases the amount of dividends declared per share on the Preferred Stock of such series and any other Preferred Stock ranking on a parity as to dividends shall be in the same proportion as the amount of dividends that would be paid on all shares of Preferred Stock of such series and such other parity Preferred Stock if all such dividends (including dividends accrued or in arrears) were paid in full. Except as provided in the preceding sentence, unless full cumulative dividends on the Preferred Stock of a series have been paid or declared in full and a sum set aside for the payment thereof, no dividends shall be declared or paid or set aside for payment or other distribution made upon the Company's Common Stock, Class A Common Stock or any other class or series of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of the applicable series as to dividends or liquidation rights, nor shall any Common Stock, Class A Common Stock or any other class or series of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or liquidation rights be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Company or any subsidiary of the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock of the applicable series as to dividends and liquidation rights). Unless otherwise stated in the applicable Prospectus Supplement, no interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on Preferred Stock of any series which may be in arrears.

  Dividends payable on the Preferred Stock of a Series for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

 Voting Rights

  The holders of the Preferred Stock shall not, except as required by law or as set forth in the applicable Prospectus Supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders. On any matters on which the holders of the Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

  Unless otherwise stated in the applicable Prospectus Supplement, in case at any time the equivalent of six or more full quarterly dividends (whether consecutive or not) on any series of Preferred Stock shall be in arrears, then during the period (the "Voting Period") commencing with such time and ending with the time when all arrearages in dividends on the Preferred Stock of all series shall have been paid and the full dividend on the Preferred Stock of all series for the then current quarterly dividend period shall have been paid or declared and set apart for payment, at any meeting of the stockholders of the Company held for the election of directors during the Voting Period, the holders of a majority of the outstanding shares of Preferred Stock of all series represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Company, to elect two directors of the Company, each share of Preferred Stock entitling the holder thereof to one vote.

  Any director who shall have been elected by holders of Preferred Stock, or by any director so elected as herein contemplated, may be removed at any time during a Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Preferred Stock of all series given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled during such Voting Period by the holders of Preferred Stock of all series, present in person or represented by proxy at such meeting. Any director elected by holders of Preferred Stock, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of Preferred Stock. At the end of the Voting Period, the holders of Preferred Stock of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of Preferred Stock in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the Voting Period.

  The approval of the holders of at least two-thirds of the then outstanding shares of Preferred Stock of a series will be required to amend the applicable Certificate of Designation to adversely change the preferences, special rights or powers of the Preferred Stock of such series or to authorize, create or increase the authorized amount of any class or series of capital stock of the Company ranking prior to the Preferred Stock of such series either as to dividend or liquidation rights; provided, however, that the creation or issuance of any class or series of capital stock of the Company not ranking prior to the Preferred Stock of a series as to dividend or liquidation rights shall not require the consent of the holders of the Preferred Stock of such series.

 Ranking

  The Preferred Stock to which any Prospectus Supplement may relate will rank pari passu with the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series H Preferred Stock of the Company with respect to dividend rights and liquidation preference. The Preferred Stock will rank prior to the Company's Common Stock and Class A Common Stock. Without the requisite vote of holders of the Preferred Stock, as described above under "--Voting Rights," no class or series of capital stock can be created ranking senior to the Preferred Stock as to dividend rights or liquidation preference.

 Liquidation Rights

  In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of the Preferred Stock of each series are entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock, Class A Common Stock or any other class or series of capital stock of the Company (including any Preferred Stock) which is junior as to liquidation rights to the Preferred Stock of such series, liquidating distributions in the amount set forth in the applicable Prospectus Supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of such series and any other Preferred Stock of the Company ranking as to any such distribution on a parity with the Preferred Stock of such series are not paid in full, the holders of the

Preferred Stock of such series and of such other Preferred Stock of the Company will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation nor a sale or transfer of all or part of the Company's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Company.

 Redemption Provisions

  The Preferred Stock of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable Prospectus Supplement.

 Conversion and Exchange Rights

  The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock or exchangeable into Debt Securities will be set forth in the applicable Prospectus Supplement relating to such series of Preferred Stock. Such terms will include (i) in the case such series of Preferred Stock is convertible into Common Stock, (A) the number of shares of Common Stock into which shares of such series of Preferred Stock are convertible, (B) the conversion price (or manner of calculation thereof), (C) the conversion period, (D) provisions as to whether conversion will be at the option of the holders of such series of Preferred Stock or at the option of the Company, (E) the events requiring an adjustment of the conversion price and (F) provisions affecting conversion in the event of the redemption of such series of Preferred Stock and (ii) in the case such series of Preferred Stock is exchangeable into Debt Securities, (A) the principal amount of Debt Securities into which shares of such series of Preferred Stock are exchangeable, (B) the exchange period and (C) provisions as to whether exchange will be at the option of the holders of such series of Preferred Stock or at the option of the Company.

 Miscellaneous

  The Preferred Stock will have no preemptive rights. All of the Preferred Stock, upon payment in full therefor, will be fully paid and nonassessable.

Common Stock and Class A Common Stock

 Dividends

  Subject to the preferential rights of the holders of Preferred Stock, all issued and outstanding shares of Common Stock are entitled to participate equally in dividends when, as and if declared by the Board of Directors of the Company out of funds legally available for such purposes. The Directors of the Company may declare and pay dividends upon the shares of its capital stock either out of surplus or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, subject to the restrictions contained in certain agreements.

  The Board of Directors may fix, in advance, a date as the record date for purposes of determining stockholders entitled to receive dividends. Such date may not be more than 60 days prior to the payment of such dividends; however, if no record date is fixed by the Board of Directors, the record date will be at the close of business on the day which the Board of Directors adopts the resolution relating to the dividend.

 Meetings of Stockholders

  A meeting of the stockholders of the Company for the election of Directors and for the transaction of any other business of the Company as may lawfully come before the meeting is held annually at a date, time and place designated by the Board of Directors.

  In addition, a special meeting of the stockholders of the Company may be called by the Board of Directors, the Chairman of the Board or the President at any time. The Certificate of Incorporation provides that any action required or permitted to be taken at a meeting of stockholders may be taken only at a meeting of stockholders.

 Voting Rights

  A majority of the voting power of all outstanding shares of the Company entitled to vote at a meeting of stockholders constitutes a quorum. Except as otherwise provided by law or by the Certificate of Incorporation or the By-laws of the Company, a resolution can be adopted at a meeting provided a quorum is present.

  The holders of Common Stock are entitled to one vote per share on all matters upon which stockholders generally have the right to vote, while holders of Class A Common Stock are entitled to 100 votes per share on all matters on which such holders have the right to vote. All shares presently outstanding are fully paid and nonassessable.

  The shares of Common Stock do not have cumulative voting rights. At every meeting of the stockholders called for the election of directors, the holders of Common Stock, voting as a class with the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other Series of Preferred Stock generally entitled to vote therefor (collectively, the "Voting Preferred"), shall be entitled to elect one-quarter of the number of directors to be elected at such meeting, and if one-quarter of such number of directors is not a whole number, then the holders of Common Stock, voting as a class with the holders of Voting Preferred Stock, shall be entitled to elect the next higher whole number of directors to be elected at such meeting, and the holders of Class A Common Stock shall have no voting rights with respect to the election of such directors. The holders of Class A Common Stock, Common Stock and Voting Preferred Stock, voting as a single class, shall be entitled to elect the remaining directors to be elected at such meeting. If, during the interval between annual meetings of stockholders for the election of directors, the number of directors who have been elected by either the holders of Common Stock voting as a class with the holders of Voting Preferred Stock or by the holders of Class A Common Stock, Common Stock and Voting Preferred Stock, shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in the directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected by the remaining directors then in office to fill any vacancy in the directorships designated by the holders of Common Stock and Voting Preferred Stock may be removed from office by vote of the holders of a majority of the shares of Common Stock voting as a class with the holders of Voting Preferred Stock.

  Notice of a stockholders' meeting, stating the place, date, time and the purpose thereof, must be delivered either personally or by mail to each stockholder at his address as it appears on the books of the Company unless otherwise provided by law or the Certificate of Incorporation at least 10 days but not more than 50 days prior to the date set for the meeting. Stockholders may exercise their voting rights through proxies as provided in the By-laws.

 Provisions Relating to Control of the Company

  The Class A Common Stock carries certain rights, and the Certificate of Incorporation of the Company contains certain provisions, which affect the control of the Company, and are described below.

 (i) Class A Common Stock

  The Class A Common Stock is non-transferable. Each share of Class A Common Stock carries the right to exercise 100 votes and may be converted into one share of Common Stock. The Board of Directors may declare and pay dividends in respect of the Class A Common Stock provided that a greater dividend is, at the same time, declared and paid in respect of the Common Stock.

  As conversions into shares of Common Stock carrying only one vote per share occur and the amount of outstanding Class A Common Stock is accordingly reduced, the voting power attaching to the Class A Common

Stock will become consolidated in the hands of those who continue to hold such stock and effectively strengthen their ability to influence the composition of the Board of Directors (subject always to the right of the holders of Common Stock and Voting Preferred Stock entitled to vote to elect one-quarter of the total number of directors).

 (ii) Board of Directors

  (a) The Certificate of Incorporation of the Company provides for a Board of Directors consisting of a minimum of three and a maximum of eighteen directors to be divided into three classes (with each of the three classes required to be as nearly equal as possible) serving staggered three-year terms. The effect of this provision is that, at each annual meeting of the Company, approximately one-third of the Board of Directors is elected to succeed those whose terms expire. The total number of directors and the number of directors constituting each class may be varied, from time to time, by the Board of Directors within the authorized limits.

  (b) Notwithstanding that the maximum of directors is established at eighteen, the rights of any holders of Preferred Stock or any other class or series of stock (other than Common Stock) to elect a specified number of directors, are governed by the terms of the Certificate of Incorporation applicable thereto, and such directors shall not be classified as described above unless so provided.

  (c) The directors are also empowered to fill casual vacancies occurring on the Board. Any director so appointed by the Board would hold office for the unexpired portion of the term of the director whose place he or she had taken. Where the Board appoints a director to fill a newly created directorship resulting from an increase in the number of directors, that director would hold office until the next election of the class for which he or she was chosen. If the size of the Board was increased, the additional director or directors would be apportioned among the three classes to make all classes as nearly equal as possible.

  (d) No person (except a person nominated by or on behalf of the Board) is eligible for election as a director at any annual or special meeting of stockholders unless a written request that such person's name be placed in nomination is received from a stockholder of record by the Secretary of the Company not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

 (iii) Meetings of Stockholders

  Stockholder action may be taken only at a stockholders' meeting. Coastal's stockholders do not have the power to call a special meeting and it may therefore be more difficult for stockholders to take action opposed by the Board of Directors. This may have the effect of deterring persons from seeking to acquire substantial stock positions in or control of the Company, including an attempt to acquire control of the Company made in response to any attempt by the Company to acquire securities of, or control of, another corporation.

 (iv) Business Combinations

  The approval of the holders of 85% of the voting power of the outstanding shares of stock of the Company is required, in certain circumstances, for the adoption or authorization of a business combination with any controlling company (being an entity which either owns, or is controlled by any entity which owns, 20% of the voting power of the outstanding shares of Coastal's stock). Delaware law provides that, unless the certificate of incorporation specifies otherwise, the votes of the holders of a majority of the outstanding voting stock are sufficient to approve a business combination.

  A proposed business combination will not have to meet the 85% vote requirement where certain fair price and other procedural requirements are satisfied. These requirements are designed to ensure that the cash or market value of any other consideration to be received by Coastal's stockholders in such business combination is fair, to preserve the rights of the public stockholders of Coastal by ensuring that appropriate representation on the Board of Directors of the Company will be maintained, to keep public stockholders fully informed as to the advisability of the proposed business combination and to ensure that there is no major change in the business or capital structure of the Company and no reduction in the rate of dividends payable on the Company's stock without the approval of the Board of Directors.

 Pre-emptive Rights

  Neither stockholders nor any other person have any pre-emptive subscription rights.

 Liquidation, Dissolution and Reorganization

  All shares of Common Stock and Class A Common Stock rank equally upon liquidation or dissolution of the Company, after payment of all debts and expenses and satisfaction of the interests of the holders of any shares of Preferred Stock of the Company then outstanding.

  The Certificate of Incorporation provides that if a majority in number representing three-fourths in value of the creditors or class or creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company at a meeting properly called by a Delaware court, such action, if sanctioned by the court will be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company as the case may be and also on the Company.

 Transferability of Shares of Common Stock and Class A Common Stock

  There are no restrictions in the Certificate of Incorporation or By-Laws of the Company on the transferability of shares of Common Stock. Shares of Class A Common Stock are not transferable and upon any attempted transfer or upon death of the holder thereof are automatically converted into shares of Common Stock.

                     DESCRIPTION OF COMMON STOCK WARRANTS

  The Company may issue Common Stock Warrants which may be issued independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as set forth in the applicable Prospectus Supplement. The Warrant Agent will act solely as an agent of the Company in connection with the certificates representing the Common Stock Warrants (the "Common Stock Warrant Certificates") and will not assume any obligation or relationship of agency or trust for or with any holders of Common Stock Warrant Certificates or beneficial owners of Common Stock Warrants. The Warrant Agreement, including the form of Common Stock Warrant Certificate representing each series of Common Stock Warrants, will be filed with the Commission at or prior to the time of sale of any such series of Common Stock Warrants. The following summaries of certain provisions of the Warrant Agreement and Common Stock Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement relating to, and the Common Stock Warrant Certificate representing, a Series of Common Stock Warrants.

General

  An applicable Prospectus Supplement will set forth and describe other specific terms regarding each series of Common Stock Warrants offered hereby, including:

    1. the offering price;

    2. the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise;

    3. the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); and

    4. any other terms of such Common Stock Warrants (and the applicable Prospectus Supplement may state that any of the terms set forth herein are inapplicable to such series).

  Common Stock Warrants for the purchase of Common Stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

  Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may be presented for registration or transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrants, holders of such Common Stock Warrants will not have any rights of holders of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Common Stock Warrants

  Each Common Stock Warrant will entitle the holder thereof to purchase such shares of Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Common Stock Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company) unexercised Common Stock Warrants will become void.

  Common Stock Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Common Stock purchasable upon such exercise, together with certain information set forth on the reverse side of the Common Stock Warrant Certificate. Upon receipt of such payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Common Stock purchasable upon such exercise. If fewer than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

Amendments and Supplements to Warrant Agreement

  The Warrant Agreement for a series of Common Stock Warrants may be amended or supplemented without the consent of the holders of the Common Stock Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Common Stock Warrants and that do not adversely affect the interests of the holders of the Common Stock Warrants.

Common Stock Warrant Adjustments

  Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including:
(i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock, at less than the Current Market Value (as defined in the Warrant Agreement for such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described below).

  No adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

  In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Company or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of the Company's Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to convert such Common Stock Warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Common Stock Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

  Each Trust may issue only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Trust Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each Declaration or made part of each Declaration by the Trust Indenture Act and the Trust Act. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of a Trust for specific terms, including (i) the distinctive designation of such Trust Preferred Securities; (ii) the number of Trust Preferred Securities issued by such Trust; (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding; (iv) whether distributions on Trust Preferred Securities issued by such Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Trust to purchase or redeem Trust Preferred Securities issued by such Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by such Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vi) the voting rights, if any, of Trust Preferred Securities issued by such Trust in addition to those required by law, including any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Trust; and (vii) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such Trust not inconsistent with the Declaration of such Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by the Company as described under "Description of the Trust Preferred Securities Guarantees" below. Any applicable United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Trust Preferred Securities, each Trust will issue one series of Trust Common Securities. The Declaration of each Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Trust Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities issued by a Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such Trust and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. All of the Trust Common Securities of a Trust will be directly or indirectly owned by the Company.

           DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

  Set forth below is a summary of information concerning the Trust Preferred Securities Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. Each Trust Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Trust Preferred Securities Guarantee (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Trust Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable Trust.

General

  Pursuant to each Trust Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree to pay in full, to the holders of the Trust Preferred Securities issued by a Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Trust), as and when due, regardless of any defense, right to set-off or counterclaim which such Trust may have or assert. The following payments with respect to Preferred Securities issued by a Trust, to the extent not paid by such Trust (the "Guarantee Payments"), will be subject to the Trust Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent such Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the redemption date (the "Redemption Price"), to the extent such Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Trust and (iii) upon a voluntary or involuntary termination, dissolution or winding-up of such Trust (other than in connection with the distribution of Subordinated Deferrable Interest Debentures to the holders of Trust Preferred Securities in exchange for their Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment and (b) the amount of assets of such Trust remaining available for distribution to holders of such Trust Preferred Securities in liquidation of such Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the applicable Trust to pay such amounts to such holders.

  Each Trust Preferred Securities Guarantee will be a full and unconditional guarantee with respect to the Trust Preferred Securities issued by the applicable Trust from the time of issuance of such Trust Preferred Securities, but will not apply to any payment of distributions when the Trust does not have sufficient funds available to make such payment or distributions. If the Company does not make interest payments on the Subordinated Deferrable Interest Debentures purchased by a Trust, such Trust will not pay distributions on the Trust Preferred Securities issued by such Trust and will not have funds available therefor. See "Description of the Subordinated Deferrable Interest Debentures--Certain Covenants."

  The Company has also agreed separately to guarantee the obligations of the Trusts with respect to the Trust Common Securities (the "Trust Common Securities Guarantees") to the same extent as the Trust Preferred Securities Guarantee, except that upon the occurrence and during the continuation of an event of default under the Indenture (as hereinafter defined), holders of Trust Preferred Securities shall have priority over holders of Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

  In each Trust Preferred Securities Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the applicable Trust remain outstanding, if any event that would constitute an event of default shall exist under such Trust Preferred Securities Guarantee or the Declaration of such Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Deferrable Interest Debentures and (c) the Company shall not make any guarantee payments (other than pursuant to the Trust Preferred Security Guarantees) with respect to the foregoing. However, each Trust Preferred Security Guarantee will except from the foregoing covenant any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made.

Modification of the Trust Preferred Securities Guarantees; Assignment

  Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities issued by the applicable Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding of the applicable Trust.

Termination

  Each Trust Preferred Securities Guarantee will terminate as to the Trust Preferred Securities issued by the applicable Trust upon full payment of the Redemption Price of all Trust Preferred Securities of such Trust, upon distribution of the Subordinated Deferrable Interest Debentures held by such Trust to the holders of the Trust Preferred Securities of such Trust in liquidation of such holders' interest in such Trust Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration of such Trust upon liquidation of such Trust. Each Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Preferred Securities Guarantee.

Events of Default

  An event of default under a Trust Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation amount of the Trust Preferred Securities relating to such Trust Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of such Trust Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Trust Preferred Guarantee Trustee under such Trust Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Trust Preferred Securities Guarantee, any holder of Trust Preferred Securities relating to such Trust Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Trust, the Preferred Guarantee Trustee or any other person or entity. In addition, any record holder of Trust Preferred Securities relating to such Trust Preferred Securities Guarantee shall have the right, which is absolute and unconditional, to proceed directly against the Company to obtain Guarantee Payments thereunder, without first waiting to determine if the Preferred Guarantee Trustee has enforced such Trust Preferred Security Guarantee or instituting a legal proceeding against the Trust which issued such Trust Preferred Securities, the Preferred Guarantee Trustee or any other person or entity.

Status of the Trust Preferred Securities Guarantees

  The Trust Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary or affiliate of the Company and (iii) senior to the Company's common stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by such Trust by acceptance thereof agrees to the subordination provisions and other terms of the Trust Preferred Securities Guarantee relating thereto.

  The Trust Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

  The Company's obligations under the Declaration for each Trust, the Trust Preferred Securities Guarantee with respect to the Trust Preferred Securities issued by such Trust, the Subordinated Deferrable Interest Debentures purchased by such Trust and the Indenture, in the aggregate, will provide a full and unconditional guarantee by the Company of payments due on the Trust Preferred Securities issued by such Trust.

Information Concerning the Preferred Guarantee Trustee

  The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Trust Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guaranteed Trustee is under no obligation to exercise any of the powers vested in it by the Trust Preferred Securities Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  The Company and certain of its affiliates maintain deposit accounts and banking relationships with the Preferred Guarantee Trustee. The Preferred Guarantee Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of the Company are outstanding.

Governing Law

  The Trust Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

        DESCRIPTION OF THE SUBORDINATED DEFERRABLE INTEREST DEBENTURES

  Subordinated Deferrable Interest Debentures may be issued from time to time in one or more series under an Indenture (the "Indenture") to be entered into among the Company and The Bank of New York, as Trustee (the "Subordinated Debt Trustee"). The terms of the Subordinated Deferrable Interest Debentures will include those stated in the Indenture and in a Supplemental Indenture (as defined below) and those made part of the Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

General

  The Subordinated Deferrable Interest Debentures will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Deferrable Interest Debentures which may be issued thereunder and provides that the Subordinated Deferrable Interest Debentures may be issued from time to time in one or more series. The Subordinated Deferrable Interest Debentures are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a special committee thereof (each, a "Supplemental Indenture").

  In the event Subordinated Deferrable Interest Debentures are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust, such Subordinated Deferrable Interest Debentures subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the termination of such Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Deferrable Interest Debentures will be issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust.

  Reference is made to the accompanying Prospectus Supplement for the following terms of the series of Subordinated Deferrable Interest Debentures being offered thereby: (i) the specific title of such Subordinated Deferrable Interest Debentures; (ii) any limit on the aggregate principal amount of such Subordinated Deferrable Interest Debentures; (iii) the date or dates on which the principal of such Subordinated Deferrable Interest Debentures is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Subordinated Deferrable Interest Debentures will bear interest or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Subordinated Deferrable Interest Debentures may be redeemed, in whole or in part, at the option of the Company; (viii) the right and/or obligation, if any, of the Company to redeem or purchase such Subordinated Deferrable Interest Debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods during which, the price or prices at which, and the terms and conditions upon which, such Subordinated Deferrable Interest Debentures shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation; (ix) the terms of subordination; (x) if other than
denominations of $   or any integral multiple thereof, the denominations in
which such Subordinated Deferrable Interest Debentures shall be issuable; (xi) any and all other terms with respect to such series; and (xii) whether such Subordinated Deferrable Interest Debentures are issuable as a global security, and in such case, the identity of the depositary.

  The Indenture does not contain any provisions that afford holders of Subordinated Deferrable Interest Debentures protection in the event of a highly leveraged transaction involving the Company.

Subordination

  The Subordinated Deferrable Interest Debentures will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the accompanying Prospectus Supplement.

Certain Covenants

  If Subordinated Deferrable Interest Debentures are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust and (i) there shall have occurred and be continuing any event that would constitute an Event of Default under the Indenture or (ii) the Company shall be in default with respect to its payment of any obligations under the related Trust Preferred Securities Guarantee or Trust Common Securities Guarantee, and such default shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Deferrable Interest Debentures and (c) the Company shall not make any guarantee payments (other than pursuant to the Trust Preferred Security Guarantees) with respect to the foregoing.

  If Subordinated Deferrable Interest Debentures are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust and the Company shall have given notice of its election to defer payments of interest on such Subordinated Deferrable Interest Debentures by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Deferrable Interest Debentures and (c) the Company shall not make any guarantee payments (other than pursuant to the Trust Preferred Security Guarantees) with respect to the foregoing.

  Notwithstanding the foregoing restrictions, the Company will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by the Company ranking pari passu with or junior to Subordinated Deferrable Interest Debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

  In the event Subordinated Deferrable Interest Debentures are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities of such Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities of such Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Trust Common Securities, (ii) not to cause, as sponsor of such Trust, or to permit, as holder of the Trust Common Securities of such Trust, the termination, dissolution or winding-up of such Trust, except in connection with a distribution of the Subordinated Deferrable Interest Debentures as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations, (iii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Deferrable Interest Debentures to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust, and (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and (iv) to use reasonable efforts to cause each holder of Trust Securities of such Trust to be treated as owning an undivided beneficial interest in the Subordinated Deferrable Interest Debentures issued to such Trust.

Form, Exchange, Registration and Transfer

  Subordinated Deferrable Interest Debentures of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, Subordinated Deferrable Interest Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange at the office of the Debt Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Subordinated Deferrable Interest Debentures and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Debt Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Subordinated Debt Trustee as Debt Registrar with respect to each series of Subordinated Deferrable Interest Debentures. If a Prospectus Supplement refers to any transfer agents (in addition to the Debt Registrar) initially designated by the Company with respect to any series of Subordinated Deferrable Interest Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Subordinated Deferrable Interest Debentures.

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange any Subordinated Deferrable Interest Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Subordinated Deferrable Interest Debentures of like tenor and of the series of which such Subordinated Deferrable Interest Debentures are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Subordinated Deferrable Interest Debentures of like tenor and of such series to be redeemed and

(ii) register the transfer of or exchange any Subordinated Deferrable Interest Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Subordinated Deferrable Interest Debentures being redeemed in part.

Payment and Paying Agents

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium, if any, on any Subordinated Deferrable Interest Debentures will be made only against surrender to the Paying Agent of such Subordinated Deferrable Interest Debentures. Unless otherwise indicated in an applicable Prospectus Supplement, principal of, any premium, if any, and interest, if any, on Subordinated Deferrable Interest Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address as shall appear in the Debt Register with respect to such Subordinated Deferrable Interest Debentures. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Subordinated Deferrable Interest Debenture on any Interest Payment Date will be made to the person in whose name such Subordinated Deferrable Interest Debenture (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment.

  The Subordinated Debt Trustee will act as Paying Agent with respect to each series of Subordinated Deferrable Interest Debentures. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for each series of Subordinated Deferrable Interest Debentures.

  All moneys paid by the Company to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Subordinated Deferrable Interest Debentures of any series which remain unclaimed at the end of two years after such principal or premium or interest, if any, shall have become due and payable will be repaid to the Company and the holder of such Subordinated Deferrable Interest Debentures will thereafter look only to the Company for payment thereof.

Global Securities

  If any Subordinated Deferrable Interest Debentures of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Subordinated Deferrable Interest Debentures of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium, if any, and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Deferrable Interest Debentures to be represented by a Global Security will be described in the applicable Prospectus Supplement.

Modification of the Indenture

  The Indenture contains provisions permitting the Company and the Subordinated Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Deferrable Interest Debentures of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Subordinated Deferrable Interest Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Subordinated Deferrable Interest Debenture affected thereby, (i) extend the fixed maturity of any Subordinated Deferrable Interest Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Subordinated Deferrable Interest Debenture so affected or (ii) reduce the percentage of Subordinated Deferrable Interest Debentures the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each then outstanding Subordinated Deferrable Interest Debenture affected thereby.

  In addition, the Company and the Subordinated Debt Trustee may execute, without the consent of any holder of Subordinated Deferrable Interest Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Subordinated Deferrable Interest Debentures.

Events of Default

  With respect to a particular series of Subordinated Deferrable Interest Debentures, the Indenture provides (or the Supplemental Indenture for such series will provide) that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to such series of Subordinated Deferrable Interest Debentures:

    (a) failure for 30 days to pay interest on the Subordinated Deferrable Interest Debentures of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) failure to pay principal or premium, if any, on the Subordinated Deferrable Interest Debentures of that series when due whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund payment with respect to that series; or

    (c) failure to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to the Company from the Subordinated Debt Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Deferrable Interest Debentures of that series; or

    (d) certain events of bankruptcy, insolvency or reorganization of the Company; or

    (e) in the event Subordinated Deferrable Interest Debentures are issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust, the voluntary or involuntary dissolution, winding-up or termination of such Trust, except in connection with the distribution of Subordinated Deferrable Interest Debentures to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust.

  The holders of a majority in aggregate outstanding amount of any series of Subordinated Deferrable Interest Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Debt Trustee for the series. The Subordinated Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Subordinated Deferrable Interest Debentures may declare the principal immediately due and payable upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Subordinated Debt Trustee. If an Event of Default results from the failure of the Company to pay when due principal of or interest on the Subordinated Deferrable Interest Debentures issued to a Trust, during the continuance of such an Event of Default a holder of Trust Preferred Securities issued by such Trust may immediately institute a legal proceeding directly against the Company to obtain payment of such principal or interest on Subordinated Deferrable Interest Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities owned of record by such holder.

  The holders of a majority in aggregate outstanding principal amount of any series of Subordinated Deferrable Interest Debentures affected thereby may, on behalf of the holders of all the Subordinated Deferrable Interest Debentures of such series, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Subordinated Debt Trustee) or (ii) a default in the covenants described in the first or second paragraph under "--Certain Covenants" above.

Consolidation, Merger and Sale

  The Indenture does not contain any covenant which restricts the ability of the Company to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

Defeasance and Discharge

  Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Subordinated Deferrable Interest Debentures of any series (except in each case for certain obligations to register the transfer or exchange of Subordinated Deferrable Interest Debentures, replace, stolen, lost or mutilated Subordinated Deferrable Interest Debentures, maintain paying agencies and hold moneys for payment in trust) if the Company deposits with the Subordinated Debt Trustee, in trust, moneys or U.S. Government Obligations in an amount sufficient to pay all the principal of, and interest on, the Subordinated Deferrable Interest Debentures of such series on the dates such payments are due in accordance with the terms of such Subordinated Deferrable Interest Debentures.

Governing Law

  The Indenture and the Subordinated Deferrable Interest Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

Information Concerning the Subordinated Debt Trustee

  The Subordinated Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Deferrable Interest Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Subordinated Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Subordinated Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  The Company and certain of its affiliates maintain a deposit account and banking relationship with the Subordinated Debt Trustee. The Subordinated Debt Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of the Company are outstanding.

Miscellaneous

  The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, however, that in the event of any such assignment, the Company will remain liable for all of its obligations thereunder. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                             PLAN OF DISTRIBUTION

  The Company may sell Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of institutional purchasers or to a single purchaser; or (iii) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. The terms of the offering of the Securities with respect to which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, the public offering price and any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the Securities may be listed.

  If underwriters are used in the sale of Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Securities described in the applicable Prospectus Supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  The Securities may be sold directly by the Company or the applicable Trust or through agents designated by the Company or the applicable Trust from time to time. Any agents involved in the offer or sale of the Securities in respect of which this Prospectus is being delivered, and any commissions payable by the Company or the applicable Trust to such agents, will be set forth in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If dealers are utilized in the sale of any Securities, the Company or the applicable Trust will sell the Securities to the dealers, as principals. Any dealer may resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the Prospectus Supplement with respect to the Securities being offered.

  If so indicated in the applicable Prospectus Supplement, the Company or the applicable Trust will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Securities to which this Prospectus and the applicable Prospectus Supplement relates from the Company or the applicable Trust at the public offering price set forth in the applicable Prospectus Supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and the applicable Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Underwriters will not be obligated to make a market in any Securities. No assurance can be given regarding the activity of trading in, or liquidity of, any Securities.

  Agents, dealers and underwriters may be entitled, under agreements entered into with the Company or the applicable Trust (or both), to indemnification by the Company or the applicable Trust (or both) against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for, the Company and/or the applicable Trust in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Equity Securities, the Debt Securities, the Common Stock Warrants and the Preferred Securities Guarantees offered hereby will be passed upon for the Company by Austin M. O'Toole, Esq., Senior Vice President and Secretary of Coastal, and for any underwriters, agents and dealers by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trusts. As of July 1, 1998, Mr. O'Toole beneficially owned approximately 46,858 shares of Common Stock and 553 shares of Class A Common Stock of Coastal, including exercisable stock options.

                                    EXPERTS

  The annual consolidated financial statements of the Company incorporated in this Prospectus by reference from the 1997 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.